Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY TO ACQUIRE INTERNATIONAL RESOURCE
 PARTNERS LP AND LOGAN & KANAWHA COAL COMPANY, LLC

•	All Cash Transaction for $475 million

•	Substantial Increase in the Production and Shipment of Metallurgical Coal

•	Substantial Increase in Shipments to Global Seaborne Coal Markets

•	Logan & Kanawha Coal Company, LLC, a Wholly Owned Subsidiary of IRP, is a Coal Marketing and Trading Company with Direct Long-Term Customer Relationships Around the World

•	Consolidated 2010 Revenue of $490.3 million and Pro-Forma EBITDA of $84.8 million

•	Conference Call Slides Posted to the Company Website

RICHMOND, VA., March 6, 2011 – James River Coal Company (NASDAQ:JRCC), a producer of steam and industrial-grade coal, today announced that it has signed a definitive agreement to purchase International Resource Partners LP (IRP) and Logan & Kanawha Coal Company, LLC (L&K) and their affiliated companies for $475 million in an all-cash transaction.

Peter T. Socha, Chairman and Chief Executive Officer of JRCC, commented: “This is a transformative transaction for James River Coal Company.  It fills several strategic areas in our corporate portfolio.  It increases our offerings of metallurgical coal.  It provides us with greater access to the international seaborne coal markets.  It provides us with one of the most respected coal brokering and trading operations in the United States.  Lastly, it brings us a deeper bench of management and technical expertise.  We are also very pleased that Gary White, CEO of IRP, and Joe Czul, CEO of L&K, and their entire management teams will become part of our combined organization.  We look forward to welcoming all of the employees and families of IRP and L&K to James River Coal Company.”

Under the terms of the agreement JRCC will pay $475 million in cash.  JRCC will acquire IRP/L&K free of debt.  JRCC has secured $375 million in committed financing from Deutsche Bank and UBS Investment Bank, which in addition to existing cash balances, is expected to be sufficient to finance the cash consideration to IRP owners.  JRCC will consider long-term financing options between signing and closing in place of the committed financing.

The Purchase Agreement contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specified limitation.  The closing of the acquisition is subject to the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain third party consents and other customary closing conditions.  The acquisition is expected to close in the first half of 2011.

ADVISORS

Deutsche Bank is acting as financial advisor and Kilpatrick Townsend & Stockton LLP is acting as legal advisor to JRCC in connection with the transaction. UBS Investment Bank is acting as financial advisor and Jackson Kelly PLLC is acting as legal advisor to IRP in connection with the transaction. Vinson & Elkins LLP is acting as legal advisor to IRP’s general partner, Lightfoot Capital Partners, LP.

ABOUT JAMES RIVER

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

ABOUT IRP AND LOGAN & KANAWHA

International Resource Partners LP is a privately held partnership headquartered in Charleston, West Virginia. The Company is currently controlled by its general partner, a wholly owned subsidiary of Lightfoot Capital Partners, LP. IRP’s limited partners include Lightfoot Capital Partners, Kayne Anderson Energy Development Company, Tortoise Capital Resources Corporation, and International Industries, Inc., which is owned by the Chairman of IRP, James H.“Buck” Harless. IRP operates a total of 9 underground and surface coal mines in southern West Virginia and eastern Kentucky. The company’s mines produced a total of 1.9 million tons in 2010. These tons included 1.2 million tons of metallurgical coal and 0.7 million tons of thermal coal. Total 2010 shipments, including coal purchased by L&K for blending purposes, were 3.7 million tons. These tons included 2.6 million tons of metallurgical coal and 1.1 million tons of thermal coal. The company has total reserves and resources of approximately 136 million tons. These tons include approximately 61 million tons of metallurgical coal reserves/resources and 75 million tons of thermal coal reserves/resources. The consolidated company generated 2010 revenues of approximately $490 million and pro-forma EBITDA of $84.8 million.

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management on March 7, 2011 at 9:00 a.m. Eastern Time.  The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 678-224-7860.  A replay of the conference call will be available on the Company’s website and also by telephone, at 800-642-1687 for domestic callers.  International callers, please dial 706-645-9291: pass code 49584534.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the risk that  the business of IRP will not be integrated successfully with our businesses or such integration may be more difficult, time-consuming or costly than expected; uncertainty of our expected financial performance following completion of the proposed transaction; our ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Note 1 - Non-GAAP Measures

We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA).  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

EBITDA is not a recognized term under GAAP and is not an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.  The following table reconciles IRP’s Net Income to EBITDA:

Full Year
2010 (in millions)
Net income	$51.3
Net interest expense	5.6
Depreciation, depletion and amortization	33.0
EBITDA	89.9
Gain on bargain purchase of business	(6.1)
Administrative fee to general partner	2.3
Unrealized gain on derivative instrument	(1.3)
Pro-Forma EBITDA	$84.8